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EXHIBIT 3.14

Utah

ARTICLES OF MERGER

merging

HUNTSMAN CHEMICAL CORPORATION
(a Texas corporation)

with and into

HUNTSMAN MERGCO LLC
(a Utah limited liability company)

the surviving entity of such merger to be:

HUNTSMAN MERGCO LLC
(to be renamed Huntsman Chemical Company LLC)

        In accordance with the provisions of Section 48-2c-1409 of the Utah Revised Limited Liability Company Act (the "Utah Act"), Huntsman Mergco LLC, a Utah limited liability company ("Mergco"), hereby declares and certifies as follows:

ARTICLE I

PLAN OF MERGER

        The Agreement and Plan of Merger, dated as of August 5, 2002 (the "Plan of Merger"), by and between Mergco and Huntsman Chemical Corporation, a Texas corporation ("HCC Texas"), providing for the merger of HCC Texas with and into Mergco and resulting in Mergco being the surviving entity (the "Merger"), is attached hereto as Exhibit A and is by this referenced incorporated herein and made a part hereof. The Merger is permitted by the Utah Act, which governs Mergco, and by the Texas Business Corporation Act (the "Texas Act"), which governs HCC Texas.

ARTICLE II

APPROVAL OF MERGER

        The Plan of Merger was duly authorized and approved in accordance with Section 48-2c-1408(a) of the Utah Act by the sole member of Mergco. In addition, pursuant to Section 48-2c-1408(b) of the Utah Act, the Plan of Merger was duly authorized and approved by HCC Texas in accordance with the provisions of the Texas Act. Mergco and HCC Texas are the sole parties to the Merger.

ARTICLE III

AMENDMENT OF MERGCO'S ARTICLES OF ORGANIZATION

        Pursuant to the Plan of Merger and to change the name of Mergco to "Huntsman Chemical Company LLC," Article I of the Articles of Organization of Mergco is hereby amended in its entirety to provide as follows:

"Article I
Name
The name of the Company is Huntsman Chemical Company LLC."

ARTICLE IV

EFFECTIVE DATE

        The Merger shall be effective when these Articles of Merger and the Plan of Merger (attached) have been filed pursuant to the Utah Act with the Division of Corporations and Commercial Code of the Utah Department of Commerce. Prior to such filing in the State of Utah, articles of merger shall have been filed pursuant to the Texas Act with the Secretary of State of the State of Texas.

        IN WITNESS WHEREOF, Mergco has executed and delivered these Articles of Merger as of the 5th day of August, 2002.

HUNTSMAN MERGCO LLC, a Utah limited liability company,
By:	/s/ JON M. HUNTSMAN
Name:	Jon M. Huntsman
Title:	Manager

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EXHIBIT A

AGREEMENT AND PLAN OF MERGER
for merging
HUNTSMAN CHEMICAL CORPORATION
(a Texas corporation)
with and into
HUNTSMAN MERGCO LLC
(a Utah limited liability company)

        THIS AGREEMENT AND PLAN OF MERGER (this "Plan") is made and entered into as of the 5th day of August, 2002, by and between HUNTSMAN CHEMICAL CORPORATION, a Texas corporation ("HCC Texas"), and HUNTSMAN MERGCO LLC, a Utah limited liability company ("Mergco" and, together with HCC Texas, the "Constituent Entities").

WITNESSETH

        WHEREAS, HCC Texas is a corporation duly organized and validly existing under the laws of the State of Texas, with 1,621,622 shares of common stock (the "HCC Texas Shares") issued and outstanding and all of which are held beneficially and of record by its sole shareholder, Huntsman Corporation, a Utah corporation (the "Parent Entity"); and

        WHEREAS, Mergco is a limited liability company duly organized and validly existing under the laws of the State of Utah, with one thousand (1,000) Common Units (the "Mergco Common Units") issued and outstanding and all of which are held beneficially and of record by its sole member, the Parent Entity; and

        WHEREAS, the Constituent Entities desire that HCC Texas be merged with and into Mergco (the "Merger") upon the terms and subject to the conditions set forth in this Plan; and

        WHEREAS, the Parent Entity (as the sole shareholder of HCC Texas and as the sole member of Mergco) has approved this Plan and the Merger; and

        WHEREAS, the Merger is permitted by the Texas Business Corporation Act (the "Texas Act"), which governs HCC Texas, and by the Utah Revised Business Corporation Act (the "Utah Act"), which governs Mergco.

        NOW, THERFORE, in consideration of the premises and the mutual covenants and agreements herein contained and for the benefits to accrue to the parties hereto, it is hereby agreed that, in accordance with the Utah Act and the Texas Act, HCC Texas shall be merged with and into Mergco, and Mergco shall be the entity surviving the Merger (as such, the "Surviving Entity"), and that the terms and conditions of the Merger and the mode of carrying the same into effect shall be as hereinafter set forth.

ARTICLE I

MERGER AND NAME OF SURVIVING ENTITY

        1.1   The name and type of each entity that is a party to the Merger are as follows:

Name	Type of Entity
Huntsman Mergco LLC	Utah limited liability company
Huntsman Chemical Corporation	Texas corporation

        1.2   At the Effective Time (as defined in Articles V), HCC Texas shall be merged with and into Mergco, and Mergco shall be the Surviving Entity and shall not be a new entity and shall continue its existence as a Utah limited liability company under the name "Huntsman Chemical Company LLC" and be governed by the laws of the State of Utah.

ARTICLE II

TERMS AND CONDITIONS OF MERGER

        The terms and conditions of the Merger (in addition to those set forth elsewhere in this Plan) are as follows:

        2.1   At the Effective Time, the Constituent Entities shall become a single limited liability company, which shall be Mergco, the entity designated as the Surviving Entity.

        2.2   At the Effective Time, HCC Texas shall be merged with and into Mergco, and the separate existence of HCC Texas shall cease.

        2.3   At the Effective Time, Mergco shall be the Surviving Entity and shall have all of the rights, privileges, immunities, and powers and shall be subject to the duties and liabilities of a limited liability company organized under the Utah Act.

        2.4   At the Effective Time, the Merger shall have the effects set forth in Section 48-2c-1410 of the Utah Act.

        2.5   At the Effective Time, the Merger shall have the effects set forth in Article 5.06 of the Texas Act.

        2.6   At the Effective Time, all of the assets and liabilities of HCC Texas (collectively, the "Assets and Liabilities") shall become assets and liabilities of Mergco.

ARTICLE III

MANNER AND BASIS OF CONVERTING OWNERSHIP INTERESTS

        3.1   At the Effective Time, by virtue of the Merger and without any further action, the Mergco Common Units shall not be affected by the Merger and each issued and outstanding unit of Mergco Common Units shall continue to be one (1) unit of Mergco Common Units.

        3.2   At the Effective Time, by virtue of the Merger and without any further action, each share of HCC Texas Shares outstanding immediately prior to the Effective Time shall automatically be cancelled, and no payment or other distribution shall be made to the holder of such share with respect thereto.

ARTICLE IV

ARTICLES OF ORGANIZATION, OPERATING AGREEMENT, MANAGERS
AND OFFICERS

        4.1   The Articles of Organization of Mergco as existing and constituted immediately prior to the Effective Time shall be amended to change the name of the Surviving Entity to "Huntsman Chemical Company LLC" and, as so amended, shall constitute the Articles of Organization of the Surviving Entity until amended in accordance with the Act and the Operating Agreement of Mergco. A copy of the Articles of Organization of Mergco is attached hereto as Exhibit A and the amendment thereof to change the name of the Surviving Entity will be effected by filing the Articles of Merger pursuant to the Utah Act.

        4.2   The Operating Agreement of Mergco as existing and constituted immediately prior to the Effective Time shall be amended to change the name of the Surviving Entity to "Huntsman Chemical Company LLC" and, as so amended, shall constitute the Operating Agreement of the Surviving Entity until amended in accordance with the Act and such Operating Agreement.

        4.3   The managers and officers of Mergco immediately prior to the Effective Time shall be and constitute the managers and officers of the Surviving Entity.

ARTICLE V

EFFECTIVE TIME OF MERGER

        The Merger shall be effective (the "Effective Time") when both (i) Articles of Merger and this Plan have been filed pursuant to the Utah Act with the Division of Corporations and Commercial Code of the Utah Department of Commerce, and (ii) Articles of Merger have been filed pursuant to the Texas Act with the Secretary of State of the State of Texas.

ARTICLE VI

GENERAL PROVISIONS

        6.1    Further Action.    If at any time the Surviving Entity shall consider or be advised that any further action is necessary or desirable to carry out the provisions hereof and to vest the Surviving Entity with full right, title, and interest in and to all assets, property, rights, privileges, powers, and franchises of either of the Constituent Entities, the officers and directors of the Constituent Entities, as the case may be, are fully authorized in the name of their entity or otherwise to take, and shall take, all such lawful and necessary action.

        6.2    Modification and Waiver.    HCC Texas and Mergco, by mutual consent, may terminate or amend, modify, or supplement this Plan in such manner as may be agreed upon by them in writing at any time whether before or after shareholder or member approval of this Plan.

        6.3    Governing Law.    This Plan shall be governed by and construed in accordance with the laws of the State of Utah.

        6.4    Counterparts.    This Plan may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall be deemed one and the same instrument, and shall become binding on the parties hereto when one or more counterparts have been signed by each of the parties and delivered to the other party.

        [Balance of page intentionally left blank]

        IN WITNESS WHEREOF, HCC Texas and Mergco have executed this Plan as of the day and year first above written.

HCC TEXAS:
HUNTSMAN CHEMICAL CORPORATION, a Texas corporation,
By:	/s/ J. KIMO ESPLIN
Name:	J. Kimo Esplin
Title:	Senior Vice President & CFO
MERGCO:
HUNTSMAN MERGCO LLC, a Utah limited liability company,
By:	/s/ L. RUSSELL HEALY
Name:	L. Russell Healy
Title:	Vice President, Finance

EXHIBIT A

ARTICLES OF ORGANIZATION OF MERGCO

[See Attached]

ARTICLES OF ORGANIZATION

OF

HUNTSMAN MERGCO LLC

        The undersigned individual, being 18 years of age or older and acting pursuant to the Utah Revised Limited Liability Company Act (the "Act"), hereby adopts the following Articles of Organization for the purpose of organizing a Utah limited liability company (the "Company"):

ARTICLE I

NAME

        The name of the Company is Huntsman Mergco LLC.

ARTICLE II

TERM

        The Company will continue until December 31, 2080, unless earlier dissolved according to law or as otherwise provided in the Company's Operating Agreement.

ARTICLE III

BUSINESS PURPOSE

        The business purpose for which the Company is organized is to engage in any lawful act or activity for which limited liability companies may be organized under the Act, as amended, supplemented, or replaced from time to time.

ARTICLE IV

CAPITALIZATION

        The capital structure of the Company shall consist of one class of interests (collectively, the "Common Units"). Each Common Unit shall have one vote and shall otherwise be identical with each other Common Unit in every respect.

ARTICLE V

BOARD OF MANAGERS

        The Company is to be managed by a Board of Managers. The number of Managers which shall constitute the Board of Managers may vary from one (1) to ten (10) as prescribed by the Company's Operating Agreement. The number of Managers constituting the initial Board of Managers of the Company shall be three (3), and the names and street addresses of the individuals who are to serve as

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the initial Managers of the Board of Managers until their respective resignation, removal, or death, are as follows:

	Name	Address
1.	Jon M. Huntsman	500 Hunstman Way Salt Lake City, Utah 84108
2.	Peter R. Huntsman	500 Huntsman Way Salt Lake City, Utah 84108
3.	David H. Huntsman	500 Huntsman Way Salt Lake City, Utah 84108

ARTICLE VI

REGISTERED AGENT AND ADDRESS

        The name and street address of the Company's initial registered agent are: Brent M. Stevenson, Suite 1300, 185 South State Street, Salt Lake City, Utah 84111-1536. The Director of the Division of Corporations and Commercial Code is appointed the agent of the Company for service of process if the registered agent has resigned, or the registered agent's authority has been revoked, or the registered agent cannot be found or served with the exercise of reasonable diligence.

ARTICLE VII

DESIGNATED OFFICE

        The Company's registered office shall be its designated office.

ARTICLE VIII

ORGANIZER

        The name and street address of the organizer of the Company are: Brent M. Stevenson, Suite 1300, 185 South State Street, Salt Lake City, Utah 84111-1536.

        IN WITNESS WHEREOF, the Organizer and the initial Registered Agent have signed these Articles of Organization as of the 2nd day of August, 2002.

ORGANIZER:
/s/ BRENT M. STEVENSON Brent M. Stevenson, Organizer
INITIAL REGISTERED AGENT:
/s/ BRENT M. STEVENSON Brent M. Stevenson, Registered Agent

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QuickLinks

ARTICLES OF MERGER merging HUNTSMAN CHEMICAL CORPORATION (a Texas corporation) with and into HUNTSMAN MERGCO LLC (a Utah limited liability company) the surviving entity of such merger to be: HUNTSMAN MERGCO LLC (to be renamed Huntsman Chemical Company LLC)
ARTICLE I PLAN OF MERGER
ARTICLE II APPROVAL OF MERGER
ARTICLE III AMENDMENT OF MERGCO'S ARTICLES OF ORGANIZATION
" Article I Name The name of the Company is Huntsman Chemical Company LLC."
ARTICLE IV EFFECTIVE DATE
AGREEMENT AND PLAN OF MERGER for merging HUNTSMAN CHEMICAL CORPORATION (a Texas corporation) with and into HUNTSMAN MERGCO LLC (a Utah limited liability company)
WITNESSETH
ARTICLE I MERGER AND NAME OF SURVIVING ENTITY
ARTICLE II TERMS AND CONDITIONS OF MERGER
ARTICLE III MANNER AND BASIS OF CONVERTING OWNERSHIP INTERESTS
ARTICLE IV ARTICLES OF ORGANIZATION, OPERATING AGREEMENT, MANAGERS AND OFFICERS
ARTICLE V EFFECTIVE TIME OF MERGER
ARTICLE VI GENERAL PROVISIONS
EXHIBIT A ARTICLES OF ORGANIZATION OF MERGCO [See Attached]
ARTICLES OF ORGANIZATION OF HUNTSMAN MERGCO LLC
ARTICLE I NAME
ARTICLE II TERM
ARTICLE III BUSINESS PURPOSE
ARTICLE IV CAPITALIZATION
ARTICLE V BOARD OF MANAGERS
ARTICLE VI REGISTERED AGENT AND ADDRESS
ARTICLE VII DESIGNATED OFFICE
ARTICLE VIII ORGANIZER